DISTRIBUTION AGREEMENT

         DISTRIBUTION AGREEMENT (the "Agreement") made as of August 16, 2006, by and between Claymore Securities, Inc., a Kansas corporation (the "Distributor"), and Claymore Exchange-Traded Fund Trust 2, a Delaware statutory trust (the "Trust") organized under the laws of the State of Delaware, and The Bank of New York as custodian of the Trust (the "Custodian" and "Transfer Agent").

                                   WITNESSETH

         WHEREAS, the Trust is governed by an Agreement and Declaration of Trust (the "Trust Agreement") pursuant to which there will be created units of beneficial ownership, in one or more series (each, a "Fund"), which will represent a proportionate interest in the Trust's investment portfolio: as listed in Exhibit A hereto (the "Shares").

         WHEREAS, the Trust has filed with the Securities and Exchange (the "SEC") a registration statement on Form N-1A, as amended, and under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), the forms of which have heretofore been delivered to the Distributor; and

         WHEREAS, the Trust will create and redeem the Shares only in aggregations constituting a Creation Unit, as such term is used in the Registration Statement (as defined herein), in accordance with the terms and conditions set forth therein; and

         WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         WHEREAS, the Trust desires to retain the Distributor to act as distributor with respect to the creation and distribution of Shares in Creation Unit size aggregations as set forth in the Trust's Registration Statement, to hold itself available to receive and process orders for Shares in the manner set forth in each Fund's then-current prospectus and to enter into arrangements with dealers; and

         WHEREAS, the Distributor desires to render these services to the Trust;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Trust and the Distributor hereby agree as follows:

                                   SECTION 1

                       DISTRIBUTION AND BENEFICIAL OWNERS

         1.1. Appointment. The Trust hereby appoints the Distributor as the exclusive distributor for Shares in Creation Unit size aggregations on the terms and for the periods set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

         1.2. Definitions.

              (a) The term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect.

              (b) The term "Prospectus" shall mean the prospectus, with respect to each Fund, included as part of the Trust's Registration Statement, as such prospectus may be amended or supplemented from time to time.

              (c) The term "DTC" shall mean The Depository Trust Company, New York, New York.

              (d) All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement.

         1.3. Distributor's Duties. The Distributor shall have the following duties:

         (a) The Distributor agrees, as agent for the Trust, that all orders to create Shares in Creation Unit size aggregations must be placed with the Distributor, and it is the responsibility of the Distributor to transmit and process such orders and deliver them to the Trust, as described in the Registration Statement and in accordance with the provisions thereof.

         (b) The right granted to the Distributor to receive all orders to create Shares in Creation Unit size aggregations and to transmit such orders to the Custodian and Transfer Agent for each Fund shall be exclusive, and no other principal underwriter or distributor shall be granted such right; provided, however, that nothing herein shall affect or limit the right and ability of the Custodian to accept Portfolio Deposits and related Cash Components (each as defined in the Prospectus), and as provided in and in accordance with each Fund's then-current Prospectus. The exclusive right to place creation orders for

Shares granted to the Distributor may be waived by the Distributor by notice to the Trust and the Custodian in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust and the Custodian. The Trust hereby acknowledges that the Distributor may render principal underwriting, distribution and other services to other parties, including other exchange-traded funds.

         (c) At the request of the Trust, the Distributor shall enter into Participant Agreements, in the form attached hereto as Exhibit A, between and among Participating Parties, the Distributor, the Transfer Agent and the Trust, in accordance with the provisions of the Registration Statement and current Prospectus. The Distributor shall make available for inspection during normal business hours at its offices at 2455 Corporate West Drive, Lisle, IL 60532, a list of the Participating Parties who have entered into Participant Agreements with the Distributor and the Trust.

         (d) The Distributor shall (i) generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser, (ii) deliver copies of the current Prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the current Statement of Additional Information and (iii) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

         (e) The Distributor shall provide toll-free lines, by way of the American Stock Exchange Index Share Product Hotline (1-800-THE-AMEX) for direct investor and shareholder use between the hours of 9:00 a.m. and 8:00 p.m. Eastern standard time on each day the New York Stock Exchange is open for business, with appropriate National Association of Securities Dealers, Inc. ("NASD") licensed order taking and distribution services staff.

         (f) Except as otherwise noted in the Registration Statement and each Fund's current Prospectus, the offering price for all Creation Units sold to investors by the Distributor will be the net asset value per Creation Unit calculated in the manner described in the Registration Statement and current Prospectus.

         (g) In performing its duties hereunder, the Distributor shall act in conformity with the Trust Agreement, Registration Statement and each Fund's then-current Prospectus relating to Shares and the Trust, and in conformity with the instructions and directions of Claymore Advisors, LLC (the "Adviser") and the Board of Trustees (as defined in the Registration Statement) of the Trust, and will comply with and conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and all other applicable federal and state laws, regulations and rulings, and the rules and regulations of the American Stock Exchange (the "Amex") and the NASD.

         (h) The Distributor shall not be obligated to accept any certain number of orders for Creation Unit size aggregations of Shares; provided, however, that the Distributor shall accept all orders submitted in proper form; except, the Distributor shall not accept orders for Creation Units if the Adviser advises that it is in the best interests of a Fund to suspend issuance of Creation Units. Nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

         (i) The Distributor shall review all sales and marketing materials for compliance with applicable laws and the conditions of any applicable exemptive order, clear and file all advertising, sales, marketing and promotional materials of the Trust provided to the Distributor, or in the preparation of which it has participated, with the NASD as required by the 1933 Act and the 1940 Act, and the rules promulgated thereunder, and by the rules of the NASD. The Distributor is not authorized to give any information or to make any representations other than those contained in the Registration Statement or current Prospectus, as amended from time to time, or contained in reports to Beneficial Owners or other materials that may be prepared on behalf of the Trust for the Distributor.

         (j) The Distributor shall consult with the Adviser and the Trust with respect to the production and printing of Prospectuses to be used in connection with creations by creators of Creation Unit size aggregations of Shares. The Distributor shall instruct broker-dealers that a Prospectus or a Product Description, as applicable, must be distributed in accordance with all rules and regulations made or adopted pursuant to the 1933 Act and the 1940 Act by the Commission or any national securities exchange or securities association registered under the 1934 Act, including the NASD and the Amex.

         (k) In performing its duties hereunder the Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Board of Trustees, the Adviser, the Custodian or the Trust and their respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Board of Trustees, the Adviser, the Trust or any Fund's beneficial owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (l) The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-1 of the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-1, or any successor provision thereto, the Distributor shall promptly provide notice to the Trust and the Adviser of such event.

         1.4. The Trust's Duties. The Trust shall have the following duties:

              (a) The Trust agrees to issue Creation Unit size aggregations of Shares, subject to paragraph (e) of this Section 1.4, and to request DTC to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in each Fund's Prospectus in such amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by the Custodian on behalf of the Trust of the requisite Portfolio Deposit and Cash Component, if any (together with any fees), for such creations and acceptance by the Custodian or by the Distributor on behalf of the Trust of a creation order for such Shares, upon the terms described in the Registration Statement.

              (b) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust and the Adviser shall make available to the Distributor such number of copies of each Fund's current Prospectus as the Distributor may reasonably request. The Trust and the Adviser authorize the Distributor to use such Prospectus, but the Trust and the Adviser shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations as are contained in such Prospectus or financial reports filed on behalf of the Trust or in any sales literature or advertisements specifically approved by the Trust and the Adviser in writing.

              (c) The Trust agrees that it will take all necessary action to register an indefinite number of Shares under the 1933 Act. The Trust shall take, from time to time, such steps, including payment of the related filing fees, as may be necessary to register Shares under the 1933 Act and the Trust under the 1940 Act to the end that all Creation Unit size aggregations of Shares will be properly registered under the 1933 Act and the 1940 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be in the Registration Statement or a Fund's Prospectus no (i) untrue statement of a material fact or (ii) omission to state a material fact necessary in order to make the statements therein, in the case of the Prospectus, in light of the circumstances in which made, not misleading. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust for inclusion in the Registration Statement or a Fund's Prospectus.

         (d) The Trust shall keep the Distributor informed of the states and other foreign and domestic jurisdictions in which the Trust has effected notice filings of Shares for sale under the securities laws thereof. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such filings.

         (e) In accordance with the provisions of each Fund's then-current Prospectus, the Trust may reject any creation order for Creation Unit size aggregations of Shares or stop all receipts of creation orders for Shares at any time or from time to time upon reasonable notice to the Distributor.

         (f) The Trust shall notify the Distributor promptly of:

              1. any amendments to the Trust's Registration Statement or
                 Prospectus;

              2. any inquiries by the SEC regarding additional information or of any stop order suspending the effectiveness of the Trust's Registration Statement or the initiation of any proceeding for that purpose; and

              3. all significant actions of the SEC having a material impact with respect to any amendment to the Trust's Registration Statement or a Fund's Prospectus.

         1.5. Representations.

              (a) The Distributor represents and warrants to the Trust that (i)

it is duly organized as a Kansas corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein;
(ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound, including, but not limited to, any Members Agreement with the Amex (except for any consent in writing which shall have been obtained by the date hereof); (iv) it has in place compliance policies and procedures reasonably designed to assure compliance with the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act; (v) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (vi) it has developed, implemented, and will maintain such an anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; (vii) it will allow for appropriate regulators to examine its anti-money laundering books and records; and (viii) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

              (b) The Trust represents and warrants to the Distributor that (i) the Registration Statement and each Fund's Prospectus have been prepared in conformity in all material respects with the

1933 Act, the 1940 Act and the rules and regulations of the SEC (the "Rules and Regulations"); (ii) the Registration Statement and each Fund's Prospectus contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; and (iii) all statements of fact contained therein are true and correct in all material respects at the time indicated or the effective date, as the case may be, and neither the Registration Statement nor each Fund's Prospectus shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund's Prospectus in light of the circumstances in which made, not misleading. The Trust shall from time to time file such amendment or amendments to the Registration Statement and each Fund's Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and each Fund's Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund's Prospectus in light of the circumstances in which made, not misleading to a purchaser of Shares. The Trust shall not file any amendment to the Registration Statement or each Fund's Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or each Fund's Prospectus as the Trust may deem advisable. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or each Fund's Prospectus.

                                   SECTION 2

                                FEES AND EXPENSES

         2.1. Expenses.

              (a) Each party hereto will bear its own expenses in connection with this Agreement unless otherwise agreed by the parties hereto in writing. In addition, the expenses of the Trust shall be borne by the Trust as described under the caption "Fees and Expenses of the Fund" in each Fund's Prospectus.

              (b) The Distributor shall bear the following costs and expenses relating to the distribution of Shares: (i) the costs (other than those payable pursuant to the Trust's agreement with the DTC) of processing and maintaining records of creations of Creation Units; (ii) all costs of maintaining the records required of a broker/dealer registered under the 1934 Act; (iii) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; (iv) the expenses incurred by the Distributor in connection with normal NASD filing fees (expedited NASD filing fees will be billed to the Adviser); and (v) all other expenses incurred in connection with the distribution services as contemplated herein, except as otherwise specifically provided in this Agreement.

                                    SECTION 3

                                 INDEMNIFICATION

         3.1. Indemnification of Distributor. The Trust agrees to indemnify, defend and hold the Distributor, any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, and their respective officers and directors (any of the Distributor, such control persons, and their respective officers and directors, for purposes of this Section 3.1, an "Indemnitee"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in connection with investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Indemnitee may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement, or the omission or alleged omission to state in such document a material fact required to be stated thereon or necessary to make the statements therein not misleading or, with respect to the Prospectus or any amendment or supplement thereto, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that nothing in this Section 3.1 shall protect the Indemnitee against any liability to the Trust or its beneficial owners that the Indemnitee would otherwise be subject to (i) by reason of willful


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

malfeasance, bad faith, or gross negligence in the performance of its duties,
(ii) by reason of the Indemnitee's reckless disregard of its obligations and duties under this Agreement, or (iii) where such liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission in the Trust's Registration Statement or each Fund's Prospectus that was made in reliance upon and in conformity with written information furnished by the Distributor to the Trust and the Adviser; and provided, further, that the Trust will not be liable in any such case to the Indemnitee with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or each Fund's Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto), if a copy of such Prospectus (or such amendment thereof or supplement thereto) was not sent or given to the person asserting any such claim, demand, liability or expense at or before the written confirmation of the sale to such person in any case where such delivery is required by the 1933 Act, and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the written confirmation of sale.

         The Trust's obligation to indemnify the Indemnitee is expressly conditioned upon the Indemnitee's notification of the Trust of the commencement of any action against the Indemnitee, which notification shall be given by letter or by facsimile transmission addressed to the Trust at its principal offices in Lisle, Illinois, and sent to the Trust by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The Indemnitee's failure to so notify the Trust shall not relieve the Trust of any liability which it may have to the Indemnitee by reason of any such untrue statement or omission or alleged untrue statement or omission independent of this indemnification. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability and to retain legal counsel of good standing chosen by the Trust and approved by the Indemnitee (such approval not to be unreasonably withheld). If the Trust elects to assume the defense of any such suit and retain counsel approved by the Indemnitee, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Trust does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Indemnitee, or the Indemnitee does not approve of the counsel chosen by the Trust (such approval not to be unreasonably withheld), the Trust shall bear the fees and expenses of any counsel retained by the Indemnitee. The indemnification agreement contained in this Section 3.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnitee and shall survive the sale of any Creation Units made pursuant to purchase orders obtained by the Indemnitee or the termination of this Agreement. This indemnification will inure exclusively to the benefit of the Indemnitee and its successors, assigns and estate. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any Creation Units.

         3.2. Indemnification of the Trust. The Distributor agrees to indemnify, defend, and hold the Trust and each of its trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this Section 3.2, the Trust and each of its trustees and officers and its controlling persons are collectively referred to as the "Trust Affiliates"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Trust Affiliates may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in information furnished by the Distributor to the Trust for use in the Registration Statement or Prospectus in effect from time to time, or (ii) any omission or alleged omission, on the part of the Distributor, to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading, it being understood that the Trust will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and the Prospectus, or (iii) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing.

         The Distributor's obligation to indemnify the Trust Affiliates is expressly conditioned upon the Distributor being notified of the commencement of any action brought against the Trust Affiliates, which notification shall be given by letter or facsimile transmission addressed to the Distributor at its principal offices in New York, New York, and sent to the Distributor by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The Trust Affiliates' failure to notify the Distributor of the commencement of any such action shall not relieve the Distributor from any liability which it may have to the Trust Affiliates by reason of any such untrue statement or omission, alleged untrue statement or omission, or alleged act or omission on the part of the Distributor independent of this indemnification. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability and to retain legal counsel of good standing chosen by the Distributor and approved by the Trust Affiliate (such approval not to be unreasonably withheld). If the Distributor elects to assume the defense of any such suit and retain counsel approved by the Trust Affiliate, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Distributor does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Trust Affiliate, or the Trust Affiliate does not approve of the counsel chosen by the Distributor (such approval not to be unreasonably withheld), the Distributor shall bear the fees and expenses of any counsel retained by the Trust Affiliate. The indemnification agreement contained in this Section 3.2 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Affiliate and shall survive the sale of any Creation Units made pursuant to purchase orders obtained by the Distributor or the termination of this Agreement. This indemnification will inure exclusively to the benefit of the Trust Affiliate and its successors, assigns and estate. The Distributor shall promptly notify the Trust of the commencement of any litigation or proceeding against the Distributor in connection with the issue and sale of any Creation Units.

         3.3. Settlement of Claims. No Indemnitee or indemnified Trust Affiliate shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 3.1 or 3.2 above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section shall survive the termination of this Agreement.

                                   SECTION 4

                      DURATION, TERMINATION, AND AMENDMENT

         4.1. Duration. This Agreement shall become effective on August 16, 2006, and continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board of Trustees, and by the vote of those Trustees who are not "interested persons" of the Trust (the "Independent Trustees") and if a plan under Rule 12b-l under the 1940 Act (a "Plan") is in effect, by the vote of those Trustees who are not "interested persons" of the Trust and who are not parties to such Plan or this Agreement and have no financial interest in the operation of such Plan or in any agreements related to such Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of the Independent Trustees or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days' prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days prior written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the 1940 Act.

         4.2. Amendment. This Agreement may be amended by mutual consent, provided that no provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                                   SECTION 5

                                     NOTICE

         5.1. Notification of Parties. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed duly given if addressed and delivered, mailed by registered


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

mail, postage prepaid, or sent by facsimile transmission (with confirmation of receipt) to (1) Claymore Securities, Inc., at 2455 Corporate West Drive, Lisle, IL 60532, Attention: General Counsel, facsimile # 630-799-3834, and (2) Claymore Exchange-Traded Fund Trust 2 c/o Claymore Advisors, LLC, at 2455 Corporate West Drive, Lisle, IL 60532, Attention: General Counsel, facsimile # 630-799-3834.

                                   SECTION 6

                                  MISCELLANEOUS

         6.1. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. 6.2. Captions. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction.

         6.3. Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

         6.4. Limitations of Liability of the Trustees and Shareholders. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

         6.5. Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

         6.6. Force Majeure. In the event a party hereto is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.

         6.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           CLAYMORE SECURITIES, INC.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

                                       16
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                                    EXHIBIT A


         NAME OF SERIES
         Claymore/Robeco Developed International Equity ETF
         Claymore/Robeco Developed World Equity ETF